UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

DATE OF REPORT (Date of earliest event reported):  January 23, 2012

ITT EDUCATIONAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-13144	36-2061311
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

13000 North Meridian Street
Carmel, Indiana 46032-1404
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (317) 706-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The following information is provided pursuant to Sub-item (e) of Item 5.02:

On January 23, 2012, the Compensation Committee of the Registrant’s Board of Directors authorized a salary increase for the Registrant's named executive officers effective February 13, 2012, other than the Registrant’s Chief Executive Officer whose salary remains the same as in the prior year.  The named executive officers are those executive officers of the Registrant who will be included as such in the Proxy Statement for the Registrant’s 2012 Annual Meeting of Shareholders.  The following table sets forth the 2012 base salary information for each of the Registrant's named executive officers as of February 13, 2012.

Named Executive Officer	2012 Salary
Kevin M. Modany	$788,250
Daniel M. Fitzpatrick	$335,320
Clark D. Elwood	$330,270
Eugene W. Feichtner	$305,525
June M. McCormack	$272,700

On January 23, 2012, the Compensation Committee established a short-term compensation element for the Registrant’s executive officers that will be payable in early 2013, if certain management objectives (the “2012 Management Objectives”) are accomplished during 2012.  The 2012 Management Objectives include:

•	develop and implement a new learning technology application;

•	design, develop and implement modifications and enhancements to the comprehensive model for assessment of student learning;

•	reach all 2012 curriculum development and design milestones by certain dates;

•	successfully execute the 2012 advertising and marketing strategy;

•	obtain the requisite regulatory authorizations consistent with the 2012 operating plan;

•	execute corporate development initiatives identified in the Registrant’s strategic plan;

•	reach all 2012 milestones for an updated student information system by certain dates; and

•	compile student and employer satisfaction data that demonstrate anticipated levels of satisfaction.

The determination of whether the 2012 Management Objectives are accomplished by the Registrant’s executive officers will be made by the Compensation Committee in early 2013.  The Committee intends to assign five points to each 2012 Management Objective that it determines was accomplished.  The following table sets forth the maximum short-term compensation percentage that is associated with the aggregate number of points assigned to the 2012 Management Objectives that the Compensation Committee determines were accomplished in 2012:

Aggregate Number of Points	Maximum Short-Term Compensation Percentage
40	200.0%
35	175.0%
30	150.0%
25	125.0%
20	100.0%
15	75.0%
10	50.0%
5	25.0%

To determine the maximum short-term compensation amount that an executive officer may receive, the maximum short-term compensation percentage (determined as described above) will be multiplied by a standard short-term compensation percentage of annualized base salary as of December 31, 2012, ranging from 32% to 100%, with the percentage depending on the officer’s position, and the result will be multiplied by the officer’s annualized base salary.  The following table sets forth the 2012 standard short-term compensation percentage of annualized base salary as of December 31, 2012 for each of the named executive officers:

Named Executive Officer	2012 Standard Short- Term Compensation Percentage of Annualized Base Salary
Kevin M. Modany	100%
Daniel M. Fitzpatrick	65%
Clark D. Elwood	65%
Eugene W. Feichtner	60%
June M. McCormack	60%

An executive officer’s actual short-term compensation payment, however, may be more or less than the officer’s potential short-term compensation as calculated as described above.  An executive officer’s actual short-term compensation amount will be based on the Compensation Committee’s discretionary assessment of the officer’s individual contribution toward accomplishing each 2012 Management Objective.  Any 2012 short-term compensation payment will be made in cash.  The Compensation Committee may, in its sole discretion, modify the terms of the short-term compensation element at any time before it is paid.

On January 23, 2012, the Compensation Committee of the Registrant’s Board of Directors also approved the following executive perquisites in 2012 for the Registrant’s named executive officers:

•	for Mr. Modany, the use of a company car;

•	for Mr. Modany, an allowance to be used for tax return preparation and financial planning of up to 2% of annualized base salary as of April 1, 2012;

•
for Messrs. Fitzpatrick, Elwood and Feichtner and Ms. McCormack, an allowance to be used for tax return preparation and financial planning of up to 1% of annualized base salary as of April 1, 2012; and

•	for each of the Named Executive Officers:

•	tickets to sporting, theater and other events;

•	enhanced disability benefits; and

•	an annual physical examination.

The aggregate incremental cost to the Registrant in 2012 for providing all of the 2012 perquisites described above is not expected to exceed $125,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 27, 2012

ITT Educational Services, Inc.

By:  /s/ Christine G. Long
       Name: Christine G. Long
       Title: Senior Vice President, General
Counsel and Secretary